Exhibit 99.8(z)(5)

FIFTH AMENDMENT TO

PARTICIPATION AGREEMENT

This Fifth Amendment to Participation Agreement (“Amendment”) is entered into by and among Legg Mason Investor Services, LLC, (the “Distributor”), Legg Mason Partners Variable Equity Trust and Legg Mason Partners Variable Income Trust (each a “Fund”, collectively the “Funds”) and Pacific Life & Annuity Company (the “Company” or “You”).

WHEREAS, the parties entered into a Participation Agreement dated April 3, 2007, as amended (the “Agreement”);

WHEREAS, the parties desire to amend the Agreement to include additional Fund portfolios as investments for the Contracts;

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the parties agree as follows:

1.   Schedule B of this Amendment, attached hereto, supersedes and replaces in its entirety Schedule B of the Agreement.

To the extent that provisions of the Agreement and this Amendment are in conflict, the terms of this Amendment shall control.  Except to the extent amended by this Amendment, the Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as amended hereby. Capitalized terms not defined in this Amendment shall have the definition set forth in the Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representatives as of August 1, 2020.

Legg Mason Investor Services, LLC		Pacific Life & Annuity Company

By:	/s/ Jeremy O’Shea	By:	/s/ Sharon Campbell

Name:	Jeremy O’Shea	Name:	Sharon Campbell

Title:	COO US Distribution	Title:	Assistant Vice President

Date: 9/4/202		Date: 8/20/2020

Legg Mason Partners Variable Equity Trust

By:	/s/ Jane Trust

Name: Jane Trust

Title: President & CEO

Date: 9/8/2020

Legg Mason Partners Variable Income Trust

By:	/s/ Jane Trust

Name: Jane Trust

Title: President & CEO

Date: 9/8/2020

SCHEDULE B

PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

Fund Trust Name	Portfolio Fund Name	Class	CUSIP	Symbol

Legg Mason Partners Variable Equity Trust	ClearBridge Variable Aggressive Growth Portfolio	I	52467X203	QLMGOX
Legg Mason Partners Variable Equity Trust	ClearBridge Variable Aggressive Growth Portfolio	II	52467X872	QLMGTX

Legg Mason Partners Variable Equity Trust	ClearBridge Variable Mid Cap Portfolio	I	52467X708	QLMMIX
Legg Mason Partners Variable Equity Trust	ClearBridge Variable Mid Cap Portfolio	II	52467X856	QLMPTX

Legg Mason Partners Variable Equity Trust	ClearBridge Variable Small Cap Growth Portfolio	I	52467M843	QLMSIX
Legg Mason Partners Variable Equity Trust	ClearBridge Variable Small Cap Growth Portfolio	II	52467M819	QLMSTX

Legg Mason Partners Variable Income Trust	Western Asset Variable Global High Yield Bond Portfolio	I	52467K839	QLMYIX
Legg Mason Partners Variable Income Trust	Western Asset Variable Global High Yield Bond Portfolio	II	52467K821	QLMYTX
Legg Mason Partners Variable Income Trust	Western Asset Core Plus VIT Portfolio	I	52467K771	QLMHIX
Legg Mason Partners Variable Income Trust	Western Asset Core Plus VIT Portfolio	II	52467K755	LVITX